                                                                    EXHIBIT 10.7

                        TOLLING AND STANDSTILL AGREEMENT

                  This Tolling and Standstill Agreement ("Agreement") is made and entered as of June 20, 2000, by and between Suburban Water Systems ("Suburban"), and Aerojet-General Corporation ("Aerojet"), who may be referred to collectively as the "Parties".

I.       RECITALS
         --------

         WHEREAS, as the result of the discovery of contaminated groundwater in the Main San Gabriel Valley Groundwater Basin (the "Basin"), a critical source of drinking water for San Gabriel Valley residents, the United States Environmental Protection Agency (EPA) placed four areas of the Basin on the National Priorities List; and

         WHEREAS, Suburban owns and operates drinking water extraction wells in the Basin; and

         WHEREAS, Suburban asserts that it has incurred costs and suffered damages as a result of the groundwater contamination in the Basin; and

         WHEREAS, Suburban has identified Aerojet and others as parties who may have caused or contributed to the groundwater contamination in the Basin; and

         WHEREAS, Suburban and Aerojet wish to enter into a tolling and standstill agreement with respect to any claims the Parties may have arising from the groundwater contamination existing in the Basin;

         THEREFORE, the Parties, for good and sufficient consideration hereto acknowledged, agree as follows:

II.      TOLLING AGREEMENT
         -----------------

         In accordance with this agreement Aerojet hereby agrees to toll the running of any statutes of limitation and any other statute, law, rule of principle of equity with similar effect (collectively "Statutes of Limitation") with respect to any and all rights, claims, causes of action, counterclaims, third party claims, cross claims and defenses Suburban may have or wish to assert against Aerojet which are alleged to have occurred as the result of a release or releases of substances, including the perchlorate ion and NDMA, which originated in any part from property in the Basin which Aerojet has currently or formerly used or owned that have impacted or threaten to impact Suburban's right and ability to extract groundwater from the Basin (the "Claims"). With respect to contaminants other than the perchlorate ion or NDMA, Aerojet is tolling the running of the Statute of Limitations only with respect to its several share of alleged claims or damage in proportion of its percentage contribution to said claims or damage, as shown by the evidence. This Agreement shall commence on June 20, 2000, and continue until such time as this Agreement is terminated pursuant to paragraph VI of this Agreement (the "Tolling Period"). Aerojet agrees that the Tolling Period shall be excluded from all computations of any limitations period applicable to the Claims. Aerojet agrees that it shall waive and shall not plead, assert, or otherwise raise any Statute of Limitation or any other time related defense otherwise applicable to the Claims, to the extent such limitations period or other time related defense is tolled by this Agreement, as a bar to or other limitation on any Claim.

III.     NO WAIVER
         ---------

         The Parties, and each of them, do not waive and expressly reserve any and all rights, claims, causes of action, counterclaims, cross claims, third-party claims, and/or defenses, including but not limited to, any statute of limitation, except as to the Tolling Period. This Agreement has no effect on any and all rights, claims, causes of action, counterclaims, cross claims, third party claims, or defenses already barred, tolled, or otherwise extinguished as of June 20, 2000.

IV.      STANDSTILL AGREEMENT
         --------------------

         Suburban agrees to refrain from filing a lawsuit against Aerojet based on or arising out of the Claims until such time as this Agreement is terminated.

V.       PARTIES COVERED
         ---------------

         In addition to Suburban and Aerojet, this Agreement shall inure to the benefit of, and be binding upon, any and all parent companies, subsidiary companies, holding companies, affiliates, corporate predecessors or corporate successors, officers, directors, agents or representatives of each of the Parties.

VI.      TERMINATION
         -----------

         Either Aerojet or Suburban may withdraw from the Agreement by giving at least 30 days advanced written notice. The 30 days advanced written notice will begin to run upon receipt of notice by certified mail, return receipt requested, to the following:

         NOTICES TO SUBURBAN:
         Daniel N. Evans
         Vice President, CFO
         Suburban Water Systems
         1211 E Center Court Drive
         Covina, CA 91724-3603

         WITH A COPY TO:
         Mary Hulett
         Ragsdale Liggett
         2840 Plaza Place, Suite 400
         Raleigh, NC 27612

         NOTICES TO AEROJET:
         Robert Anderson
         Vice President, Deputy General Counsel
         Aerojet-General Corporation
         P.O. Box 13222
         Sacramento, CA  95813-6000

         WITH A COPY TO:
         Peter R. Taft
         Munger, Tolles & Olson
         355 S. Grand St. 35/th/ Floor
         Los Angeles, CA 90071

VII.     EXCLUSIVE AGREEMENT
         -------------------

         No other agreement, expressed or implied, oral or written, has been made by and among Suburban, on the one hand, and Aerojet, on the other hand, concerning tolling any applicable statute of limitations or suspending any litigation based on or arising out of the claims. This Agreement is executed without reliance and promise, warranty, or representation by any party or any representative of any party other than those expressly contained in this Agreement. This Agreement may be amended only by a written instrument signed by the Parties.

VIII.    NO ADMISSION
         ------------

         The Parties agree that the sole purpose of the Agreement is to toll any applicable statutes of limitation or other time related defense and to forestall imminent litigation with regard to the Claims. The execution of this Agreement shall in no way operate as an admission of liability or responsibility by the Parties. Additionally, nothing contained in this Agreement shall be admissible as evidence in any court, administrative, or alternative dispute resolution proceeding, except as to the issue of the tolling of any statute of limitation or any other time related defense.

IX.      CONSTRUCTION
         ------------

         This Agreement shall be construed and interpreted according to the laws of the State of California.

X.       COUNTERPARTS
         ------------

         This Agreement may be executed in counterparts, and the counterparts, when fully executed by each of the Parties, shall constitute one and the same Agreement. Signatures sent by fax shall be deemed originals and treated in all respects as originals.

XI.      AUTHORITY
         ---------

         The persons executing this Agreement represent and warrant that they each have the express authority, right and power to execute this Agreement and to bind the party on whose behalf they sign.

                                   SIGNATURES
                                   ----------

Dated: June 20, 2000                              /s/ DANIEL N. EVANS
       -------------                              ----------------------------
                                                  Suburban Water Systems

Dated: June 20, 2000                              /s/ PETER R. TAFT
       -------------                              ----------------------------
                                                  Aerojet-General Counsel